UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2008 (November 6, 2008)
Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 504-1020
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On November 6, 2008, the management of Aircastle Limited (the “Company”) concluded, with the approval of the Audit Committee of the Company’s Board of Directors, that our previously filed consolidated financial statements contained in our March 31, 2008 and June 30, 2008 Quarterly Reports on Forms 10-Q and our December 31, 2007 Annual Report on Form 10-K, as well as the related report of the Company’s independent registered public accounting firm, should no longer be relied upon.
Management determined that the Company’s previously filed consolidated statements of cash flows should be restated to (a) eliminate certain non-cash activities related to maintenance payments, security deposits and advance lease rentals from the operating and investing activity sections and (b) reclassify certain maintenance payments and security deposits from operating activities to financing activities.
This restatement will not change our previously reported consolidated balance sheets or consolidated statements of income, including net income, earnings per share or shareholders’ equity, for all of the aforementioned periods, and will not change our cash balances. Additionally, this restatement will not alter our previously reported net change in cash and cash equivalents in the consolidated statements of cash flows for all of the aforementioned periods.
Management and the Audit Committee discussed these matters with the Company’s independent registered public accounting firm, Ernst & Young, LLP.

The impact of the misstatement and reclassifications in the consolidated statements of cash flows for the aforementioned periods is summarized as follows:

				Six Months
				Ended
	Year Ended December 31,			June 30,
($ in thousands)	2005	2006	2007	2008

Cash flows from Operations
As Reported	$20,562	$135,282	$381,061	$179,620
Correction of misstatement	(31,827)	(62,918)	(113,707)	—
Reclassification	(9,709)	(29,652)	(67,144)	(42,432)

As Adjusted	$(20,974)	$42,712	$200,210	$137,188

Cash flows from Investing
As Reported	$(742,144)	$(920,920)	$(2,483,503)	$(80,164)
Correction of misstatement	31,827	62,918	113,707	—

As Adjusted	$(710,317)	$(858,002)	$(2,369,796)	$(80,164)

Cash flows from Financing
As Reported	$801,525	$763,813	$2,057,870	$(36,055)
Reclassification	9,709	29,652	67,144	42,432

As Adjusted	$811,234	$793,465	$2,125,014	$6,377

Net change in cash and cash equivalents
As Adjusted	$79,943	$(21,825)	$(44,572)	$63,401
As Reported	79,943	(21,825)	(44,572)	63,401

Change	$—	$—	$—	$—

The Company intends to file Quarterly Reports on Forms 10-Q/A for March 31, 2008 and June 30, 2008 and the Annual Report on Form 10-K/A for December 31, 2007 to reflect the restatement and reclassifications shortly.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

/s/ Michael Inglese Michael Inglese
Chief Financial Officer
Date: November 7, 2008